UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2025, Spire Global, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of (i) 4,843,750 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $8.00 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 156,250 shares of Common Stock (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”), at a purchase price of $7.9999 per Pre-Funded Warrant. The Pre-Funded Warrants have an exercise price of $0.0001 per share of Common Stock, are exercisable immediately, and will terminate when exercised in full. The holder of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates and attribution parties, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The holder of Pre-Funded Warrants may increase or decrease such percentage not in excess of 9.99%, but any increase will not be effective until the 61st days after notice is delivered to the Company. The aggregate gross proceeds for the Private Placement were $40.0 million, before deducting offering expenses, and the Private Placement closed on March 14, 2025.

The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed that until the date that is 90 days from the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) for purposes of registering the resale of the Shares and the Warrant Shares, neither the Company nor any subsidiary will issue, enter into any agreement to issue or announce the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file a registration statement other than the Registration Statement, subject to certain exceptions. The Company has further agreed not to enter into an agreement involving a Variable Rate Transaction (as defined in the Purchase Agreement) until six months from the Effective Date. In addition, pursuant to lock-up agreements, the Company’s executive officers and directors agreed that until the date that is 90 days from the closing date of the Private Placement, they will not sell or transfer any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

In addition, on March 12, 2025, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file the Registration Statement with the SEC on or before April 30, 2025 for purposes of registering the resale of the Shares and the Warrant Shares, to use its reasonable best efforts to have such Registration Statement declared effective no later than June 30, 2025, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were accredited investors within the meaning of Rule 501(a) of Regulation D and were acquiring the Securities as principal for their own accounts and not with a view to or for distributing or reselling the Securities. The Securities were offered without any general solicitation by the Company or its representatives. The Securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the form of Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the form of Pre-Funded Warrant filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On March 13, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Securities Purchase Agreement, dated March 12, 2025, by and between the Company and the Purchasers named therein.
10.2	Registration Rights Agreement, dated March 12, 2025, by and between the Company and the Purchasers named therein.
99.1	Press Release issued by Spire Global, Inc., dated March 13, 2025

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including information about the intended use of proceeds, management's view of the Company’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of the Company to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents the Company files with the SEC, including but not limited to, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	March 17, 2025	By:	/s/ Theresa Condor
		Name: Title:	Theresa Condor President and Chief Executive Officer